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INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

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HEDGEPATH PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

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HEDGEPATH PHARMACEUTICALS, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

October 3, 2014

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.0001 per share (the “Common Stock”), of HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify stockholders that, in lieu of an annual meeting of the stockholders of the Company, and pursuant to Section 211(b) of the Delaware General Corporation Law (the “DGCL”), the Board of Directors of the Company (the “Board”) and Hedgepath, LLC and Mayne Pharma Ventures Pty Ltd., the holders of approximately 91% of our outstanding Common Stock (the “Voting Stockholders”), have taken and approved the following actions by written consent to:

1.	Elect each of the foregoing persons as directors of the Board (the “Elected Directors”), each such Elected Director appointed to such “class” as identified below, and all such Elected Directors filling all of the vacancies of directorships to which directors could have been elected at an annual meeting of the stockholders: (i) Dr. Frank O’Donnell, Jr. and Mr. W. Mark Watson were elected to serve as Class I directors for a term expiring at our annual meeting of stockholders to be held in 2015; (ii) Mr. Samuel P. Sears, Jr. and Dr. R. Dana Ono were elected to serve as Class II directors for a term expiring at our annual meeting of stockholders to be held in 2016; and (iii) Mr. Stefan J. Cross was elected to serve as a Class III director for a term expiring at our annual meeting of stockholders to be held in 2017;

2.	Approve an amendment (the “Amendment”) to Article Fourth of our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock (and, at the sole discretion of the Board, our authorized Common Stock) at a ratio of between one-for-five and one-for-twenty with such ratio to be determined at the sole discretion of the Board (the “Reverse Split”), and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion;

3.	Adopt the Company’s 2014 Equity Incentive Plan (the “Plan”); and

4.	Ratify the appointment (the “Auditor Appointment”) by the Board of Cherry Bekaert LLP (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

This notice and Information Statement shall constitute notice to you of the Voting Stockholders taking action by written consent under Section 228 of the DGCL.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This Information Statement constitutes notice to you of the aforementioned corporate actions to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to Section 228 of the DGCL. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the election of the Elected Directors, approval of the Amendment and the Reverse Split, adoption of the Plan or ratification of the Auditor Appointment. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholders who collectively hold a majority of the aggregate issued and outstanding shares of our voting stock.

Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about October 23, 2014. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was October 14, 2014.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and Chief Executive Officer

HEDGEPATH PHARMACEUTICALS, INC.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(813) 864-2559

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement is being furnished to the stockholders of HedgePath Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) in connection with the actions to be taken by us as a result of a written consent in lieu of an annual meeting of stockholders pursuant to Section 211(b) of the Delaware General Corporation Law (the “DGCL”), dated September 30, 2014.

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of October 14, 2014, to inform our stockholders that the Board of Directors of the Company (the “Board”) and Hedgepath, LLC and Mayne Pharma Ventures Pty Ltd. (the “Voting Stockholders”), as the holders of approximately 91% of our outstanding common stock, par value $0.0001 per share (the “Common Stock”), have taken and approved the following actions (the “Corporate Actions”) by written consent to:

1.	Elect each of the foregoing persons as directors of the Board (the “Elected Directors”), each such Elected Director appointed to such “class” as identified below, and all such Elected Directors filling all of the vacancies of directorships to which directors could have been elected at an annual meeting of the stockholders: (i) Dr. Frank O’Donnell, Jr. and Mr. W. Mark Watson were elected to serve as Class I directors for a term expiring at our annual meeting of stockholders to be held in 2015; (ii) Mr. Samuel P. Sears, Jr. and Dr. R. Dana Ono were elected to serve as Class II directors for a term expiring at our annual meeting of stockholders to be held in 2016; and (iii) Mr. Stefan J. Cross was elected to serve as a Class III director for a term expiring at our annual meeting of stockholders to be held in 2017;

2.	Approve an amendment (the “Amendment”) to Article Fourth of our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock (and, at the sole discretion of the Board, our authorized Common Stock) at a ratio of between one-for-five and one-for-twenty with such ratio to be determined at the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion;

3.	Adopt the Company’s 2014 Equity Incentive Plan (the “Plan”); and

4.	Ratify the appointment (the “Auditor Appointment”) by the Board of Cherry Bekaert LLP (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

This Information Statement is being sent to you to notify you of the Corporate Actions being taken by written consent in lieu of an annual meeting of our stockholders. At a meeting of our Board held on July 18, 2014 our Board (i) nominated the Elected Directors to fill all of the vacancies of directorships to which directors could have been elected at an annual meeting of the stockholders, (ii) adopted the Amendment and recommended that the Reverse Split be consummated based upon the subsequent determination of a specific reverse stock split ratio at the discretion of the Board, (iii) adopted the Plan and recommended that the Plan be approved by the Company’s stockholders, and (iv) appointed the Auditor and recommended that such appointment be ratified by the stockholders of the Company.

On September 30, 2014, the Voting Stockholders, representing approximately 91% of the voting power of our Company as of the Record Date (as defined below), approved the election of the Elected Directors, adopted and approved the Amendment and the Reverse Split, adopted of the Plan and ratified the Auditor Appointment.

The ability to proceed without an annual meeting of the stockholders to approve, adopt and/or ratify each of the Corporate Actions is authorized by Sections 211 and 228 of the DGCL which provides that, unless otherwise provided in our Certificate of Incorporation and Amended and Restated Bylaws, action required or permitted to be taken at a meeting of our stockholders, including the election of directors, may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required, and provided further that with respect to the election of directors, all of the vacancies of directorships to which directors could have been elected at an annual meeting of the stockholders must be filled. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. Our Certificate of Incorporation and Amended and Restated Bylaws do not contain any provisions contrary to the provisions of Sections 211 and 228 of the DGCL. Thus, to eliminate the costs to us and management time involved in holding an annual meeting, and in order to take the Corporate Actions as described in this Information Statement, certain of our stockholders representing in excess of 50% of the voting stock executed and delivered a written consent to us.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the DGCL and of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of and is first being sent or given to our stockholders of record on or about October 23, 2014.

As of October 1, 2014, there were 211,419,937 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. We do not have any shares of preferred stock issued and outstanding. The required vote to elect the Elected Directors was a plurality of the outstanding shares of Common Stock. The required vote for the adoption of the Amendment and the approval of the Reverse Split was a majority of the issued and outstanding shares of Common Stock. The required vote to adopt the Plan was a majority of the issued and outstanding shares of Common Stock. The required vote to ratify the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was a majority of the outstanding shares of Common Stock. On September 30, 2014 (the “Record Date), the Voting Stockholders, as the holders of record of 91% of the outstanding shares of our voting stock, executed a written consent adopting, approving and/or ratifying the Corporate Actions. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action to those stockholders who did not vote. This Information Statement and the accompanying notice constitute notice to you of action by written consent as required by Section 228 of the DGCL. Because we have obtained sufficient stockholder approval of the Corporate Actions, no other consents or votes will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Actions will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to the Corporate Actions.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons in or Opposition to Matters to be acted upon

Each of our executive officers and directors has an interest in the approval of the Plan because each of them is eligible to receive awards thereunder. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to the Corporate Actions.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, the Company had 211,419,937 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share. The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Record Date. The business address for each of the Company’s officers and directors is 324 South Hyde Park Avenue, Suite 350, Tampa, FL 33606.

Name and address of beneficial owners	Amount and nature of beneficial ownership of Common Stock	Approximate percentage of outstanding Common Stock(1)
Mayne Pharma Ventures Pty Ltd.(2)	98,094,466	44.3%
Hedgepath, LLC(3)	114,937,638	51.9%
Black Robe Capital LLC(4)	114,937,638	51.9%
Frank E. O’Donnell, Jr., M.D.(4)	114,937,638	51.9%
Nicholas J. Virca(5)	—	—
Garrison J. Hasara, CPA(6)	—	—
Samuel P. Sears(7)	1,106,096	*
Stefan J. Cross(8)	—	—
Dr. R. Dana Ono(9)	—	—
W. Mark Watson, CPA(10)	10,000	*
All directors and executive officers as a group (7 persons)	116,053,734	52.4%

*	Less than 1%
(1)	Applicable percentages are based on 211,419,937 shares outstanding as of the Record Date. This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13G(s) filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Includes 87,843,897 shares of our Common Stock and a warrant to purchase an additional 10,250,569 shares of our Common Stock. The address for Mayne Pharma Ventures Pty Ltd (“Mayne Pharma”) is Level 14, 474 Flinders Street, Melbourne Vic 3000, Australia
(3)	Includes 104,687,049 shares of our Common Stock and a warrant to purchase an additional 10,250,569 shares of our Common Stock. The address for Hedgepath LLC is 324 S Hyde Park Avenue, Suite 350, Tampa, Florida 33606
(4)

The address for Black Robe Capital, LLC is 324 S Hyde Park, Suite 350, Tampa, Florida 33606. Black Robe is the sole manager of Hedgepath, LLC, and has sole voting and dispositive power over the securities held by Hedgepath, LLC. Frank E. O’Donnell, Jr., MD, our Executive Chairman, is the sole manager of Black Robe LLC, with sole voting and dispositive power over Black Robe LLC, and The Francis E. O’Donnell Jr. Irrevocable Trust No. 7 is the sole member of Black Robe LLC. Pursuant to his manager role at Black Robe, LLC, Dr. O’Donnell may be considered for SEC reporting purposes the beneficial owner of any shares held by Hedgepath, LLC. He disclaims ownership of any shares in HedgePath LLC in which he does not have a pecuniary interest.
(5)	Mr. Virca is our Chief Executive Officer and President. Excludes 15,041,738 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Virca’s address is 700 West Harbor Drive #1104, San Diego, CA 92101.
(6)	Mr. Hasara is our Chief Financial Officer and Treasurer. Excludes 7,000,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Hasara’s address is 16904 Melissa Ann Drive, Lutz, FL 33558.
(7)	Mr. Sears is a director of our Company. Excludes 300,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Sears’ address is 1 Fieldstone Drive, Winchester, MA. 01890.
(8)	Mr. Cross is a director of our Company. Excludes 300,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Cross’ address is 1240 Sugg Parkway, Greenville, NC 27834.
(9)	Dr. Ono is a director of our Company. Excludes 300,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Dr. Ono’s address is 18 Spring Road, Concord, MA, 01742.
(10)	Mr. Watson is a director of our Company. Excludes 300,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Watson’s address is 275 Bayshore Blvd., #403, Tampa, FL 33606.

DESCRIPTION OF STOCKHOLDER ACTIONS – ELECTION OF DIRECTORS

Introduction

On July 18, 2014, in order to fill all of the vacancies of directorships to which directors could have been elected at an annual meeting of the stockholders, the Board nominated the Elected Directors to stand for election, each to hold office until their respective “class” is up for re-election or until his or her successor is elected and qualified. Each of the Elected Directors demonstrated a willingness to be named as a nominee and each was willing to continue to serve as a director if elected.

On September 30, 2014, the Voting Stockholders elected each of the Elected Directors. Twenty calendar days after the date of distribution of this Information Statement to our stockholders: (i) Dr. Frank O’Donnell, Jr. and Mr. W. Mark Watson will begin serving as Class I directors for a term expiring at our annual meeting of stockholders to be held in 2015; (ii) Mr. Samuel P. Sears, Jr. and Dr. R. Dana Ono will begin serving as Class II directors for a term expiring at our annual meeting of stockholders to be held in 2016; and (iii) Mr. Stefan J. Cross will begin serving as a Class III director for a term expiring at our annual meeting of stockholders to be held in 2017.

Elected Directors; Management

Name	Age	Position	Class
Frank E. O’Donnell, Jr., M.D.	64	Executive Chairman and Director	Class I
Nicholas J. Virca	68	President and Chief Executive Officer	N/A
Garrison J. Hasara, CPA	45	Chief Financial Officer and Treasurer	N/A
Samuel P. Sears, Jr.	70	Director	Class II
W. Mark Watson, CPA	64	Director	Class I
Stefan J. Cross	41	Director	Class III
Dr. R. Dana Ono	61	Director	Class II

Mayne Pharma has the right to designate one director to our Board and to designate a second director if the size of the Board is increased to seven directors until the earlier to occur of: (i) the date that the certain Amended and Restated Supply and License Agreement, dated June 24, 2014, by and among the Company and Mayne Pharma is terminated or expires or (ii) the date on which Mayne Pharma ceases to own ten percent (10%) or more of our issued and outstanding Common Stock on a fully diluted basis. Mayne Pharma’s current designee to our Board is Stefan J. Cross.

There are no family relationships between any of our directors or executive officers.

Frank E. O’Donnell, Jr., M.D., age 64, is our Executive Chairman of the Board and a director of our Company. He has been the Chairman of the Board of BioDelivery Sciences International (NASDAQ:BDSI) since 2002, and currently serves as Executive Chairman of BDSI. For more than six years, Dr. O’Donnell has been involved with various private limited liability companies which engage in private equity and venture capital investing in disruptive technologies in healthcare, including Hedgepath, LLC. Dr. O’Donnell is qualified to serve on our Board due to his medical training and extensive experience with investing in and operating biotechnology companies. Dr. O’Donnell is a graduate of The Johns Hopkins School of Medicine and received his residency training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. Dr. O’Donnell is a former professor and Chairman of the Department of Ophthalmology, St. Louis University School of Medicine. He is a trustee of St. Louis University.

Nicholas J. Virca, age 68, has been our President and Chief Executive Officer since August 2013 and has been working on our business opportunity with Hedgepath, LLC since April 2012. From 2008 until April 2012, Mr. Virca served as the Chief Operating Officer for LamdaGen Corporation, a privately held company focused on monitoring assays for biopharmaceutical development and manufacturing applications, as well as high-sensitivity detection for human diagnostic biomarkers, such as oncoproteins related to cervical cancer. From 2005 to 2008, Mr. Virca was Vice President for Global Biotechnology at Pall Life Sciences where he was responsible for growth strategies and programs in the biotechnology arena, including new technology and product initiatives, joint ventures, licensing and acquisitions. He also founded the first Scientific Advisory Board for Pall’s Biopharmaceuticals Division. From 1997 to 2004, Mr. Virca was COO, and later CEO and President of Adventrx Pharmaceuticals focusing on anti-cancer drug development in human clinical trials. He was instrumental in transitioning the company from a private corporation to a listing on the American Stock Exchange. Mr. Virca held various marketing and general management positions at Damon Biotech, Promega Corporation, Nicolet Imaging Systems, Ortho Diagnostic Systems, Fisher Scientific, Waters, Ross Laboratories and Pfizer Diagnostics. Mr. Virca currently serves on the board of Panoptix Events and on the Life Sciences Advisory Board of Entegris, Inc. He previously served on the boards of Adventrx Pharmaceuticals between 2001 and 2004, and Diametrix Detectors between 1991 and 1997. He earned a bachelor’s degree in Biology from Youngstown State University, is the co-inventor of packaging technology for enzyme research reagents, and is a member of numerous biotechnology organizations for which he has been a speaker and organizer over the last two decades.

Garrison J. Hasara, CPA, age 45, has been our Chief Financial Officer and Treasurer since September 2013. From January 2011 to September 2013, he was the Acting Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of Accentia Biopharmaceuticals, Inc., a biotechnology company focused on discovering, developing and commercializing innovative therapies that address the unmet medical needs of patients by utilizing therapeutic clinical products. He also served as Accentia’s Controller, a position that he held since June 2005. From November 2003 to June 2005, Mr. Hasara served as Accentia’s Compliance Specialist. Prior to that time, from 2000 to 2003, Mr. Hasara was the Chief Financial Officer of Automotive Service Centers, Inc., a franchisee of Midas, Inc. In addition, from 1996 to 1999, Mr. Hasara served in various accounting roles at KForce Inc., a publicly traded staffing services company. Mr. Hasara has been a licensed Certified Public Accountant since 1993 and received his B.S. from the University of South Florida in 1991.

Samuel P. Sears, Jr., age 70, is a director of our Company. He has been a member of the board of directors of BioDelivery Sciences International since October 2011 (NASDAQ: BDSI). Mr. Sears has extensive experience in the biopharmaceutical, nutraceutical and biotechnology industries. Since 2006, Mr. Sears has been a partner at the law firm of Cetrulo LLP, where he currently serves as managing partner, and from 2000 to 2006, he provided private consulting and legal advisory services to start-up and early stage development companies. From 2000 to 2013, Mr. Sears served as Director, Chairman of the Audit Committee, Chairman of the Executive Committee, and Member of the Compensation Committee of Commonwealth Biotechnologies, Inc., a research and development support services company. From 1998 to 2000, Mr. Sears served as Vice Chairman and Treasurer of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutraceuticals to patients with chronic diseases. From 1994 through May 1998, Mr. Sears was Chief Executive Officer and Chairman of Star Scientific, Inc. From 1968 to 1993, Mr. Sears was in private law practice. Mr. Sears is qualified to serve on our Board because of his extensive legal and business experience, including in the pharmaceutical industry. Mr. Sears is a graduate of Harvard College and Boston College Law School.

W. Mark Watson, CPA, age 64, is a director of our Company. Mr. Watson is a Certified Public Accountant with over 40 years of experience in public accounting and auditing, having spent his entire career from January 1973 to June 2013 at Deloitte Touche Tohmatsu and its predecessor, most recently as Central Florida Marketplace Leader. Among other industries, he has a particular expertise in the health and life sciences sector, having played a significant role in the development of Deloitte’s audit approach for health and life sciences companies and leading its national healthcare regulatory and compliance practice. He has served as lead audit partner and advisory partner on the accounts of many public companies ranging from middle market firms to Fortune 500 enterprises. Mr. Watson is a member of American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and the New York State Society of Public Accountants. Mr. Watson is qualified to serve on our Board due to his expertise in public accounting and his experience with pharmaceutical companies. He received his undergraduate degree in Accounting from Marquette University.

Stefan J. Cross, age 41, is a director of our Company and the appointee of Mayne Pharma to our Board. Since November 2013, Mr. Cross has served as the President of the U.S. subsidiaries of Mayne Pharma Group Limited (ASX: MYX). Mr. Cross has more than 20 years of experience in the pharmaceutical industry. Prior to his current appointment as President, he served since 2012 as the Vice President, Business and Corporate Development of Mayne Pharma’s non-U.S. operations, where he was responsible for all in-licensing and out-licensing programs and research and development partnerships. Prior to joining Mayne Pharma, Mr. Cross was, from 2007 to 2012, Head of Marketing (Asia Pacific) for Hospira Inc., a leading global provider of pharmaceuticals and medical devices, where he was responsible for expansion of the new product portfolio and on-market product growth across all markets in the region. Prior to Hospira, Mr. Cross spent most of the period from 1991 to 2007 working in the pharmaceutical sector in the areas of strategy, business development/mergers and acquisitions, sales and marketing, human resources, finance and information technology. Mr. Cross is qualified to serve on our Board because of his extensive business experience in the pharmaceutical industry. Mr. Cross holds a Masters in Business in Administration from Swinburne University of Technology, Australia, and a degree in Business Information Systems from the University of South Australia.

Dr. R. Dana Ono, age 61, is a director of our Company. Dr. Ono is a co-founder of, and since 2000 has been associated with, the VIMAC Milestone Medica Fund LP, a Boston-based early-stage life sciences fund co-sponsored by VIMAC Ventures LLC and RBC Technology Ventures, Inc. Dr. Ono has 30 years of experience in managing public and private life science companies, including, from 1995 to 2000, serving as President and Chief Executive Officer of IntraImmune Therapies, Inc., which was sold to Abgenix, Inc. in 2000. Throughout his career, he has been engaged in the strategic planning, product management, technology acquisition, and commercial development of life science start-ups and has been involved in a number of pioneering milestones in biotechnology. He has founded several biotech companies in the U.S., including in the areas of drug discovery and development, nutraceuticals and cosmeceuticals. He is a founding director of the Massachusetts Biotechnology Council, Inc. and serves on the Board of Trustees of the Marine Biological Laboratory in Woods Hole, Massachusetts. Dr. Ono is qualified to serve on our Board because of his medical and business expertise, particularly in the pharmaceutical industry. Dr. Ono received his AB in Earth & Planetary Sciences from The Johns Hopkins University and his AM and PhD in Biology from Harvard University, where he also completed a program in business administration.

Certain Legal Proceedings

Our Executive Chairman, Frank E. O’Donnell, Jr., M.D., and our Chief Financial Officer and Treasurer, Garrison J. Hasara, previously served as the Executive Chairman and Controller, respectively, of Accentia Biopharmaceuticals, Inc. (which we refer to as Accentia). In 2008, Accentia and its then majority owned subsidiary Biovest International, Inc. (which we refer to as Biovest and of which Dr. O’Donnell also served as Executive Chairman) filed for Chapter 11 bankruptcy protection, from which they emerged in 2010. In March 2013, Biovest again filed for Chapter 11 bankruptcy protection, from which it emerged in July 2013. Under Biovest’s 2013 plan of reorganization, Accentia’s equity ownership in Biovest was cancelled.

Board Committees and Director Independence

Director Independence

Of the Elected Directors, we have determined that Samuel P. Sears, Jr., Dr. R. Dana Ono, and W. Mark Watson are “independent” as defined by NASDAQ Stock Market rules. Accordingly, a majority of our Board is “independent.”

Board Committees

Our Board has established three standing committees – Audit, Compensation, and Nominating and Corporate Governance. All standing committees operate under a charter that has been approved by our Board.

Audit Committee

Our Board has an Audit Committee composed of W. Mark Watson, Stefan J. Cross and Samuel P. Sears, Jr. Mr. Watson and Mr. Sears are independent directors as defined in accordance with Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the rules of the NASDAQ Stock Market. Mr. Watson serves as chairman of the committee. The Board has determined that Mr. Watson is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which will be reviewed annually and can be found on the Company’s website at: http://www.hedgepathpharma.com) and performs several functions. The Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engages such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approves in advance any non-audit service and fees therefor to be provided by the independent auditor;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects of our systems of internal accounting and financial reporting control and corporate governance functions on behalf of the Board; and

•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board, including compliance with requirements of Sarbanes-Oxley and makes recommendations to the Board regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board has a Nominating and Corporate Governance Committee composed of Dr. R. Dana Ono, Stefan Cross and W. Mark Watson. Dr. Ono serves as the chairman of the committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. The Nominating and Corporate Governance Committee has a charter which is reviewed annually and can be found on the Company’s website at: http://www.hedgepathpharma.com. Dr. Ono and Mr. Watson are independent directors in accordance with the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee will consider director nominees recommended by security holders.

Compensation Committee

Our Board also has a Compensation Committee, which reviews or recommends the compensation arrangements for our management and employees and also assists the Board in reviewing and approving matters such as Company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which will be reviewed annually and can be found on the Company’s website at: http://www.hedgepathpharma.com) and is composed of three members: Samuel P. Sears, Jr., Stefan Cross and Dr. R. Dana Ono. Mr. Sears serves as chairman of this committee. Mr. Sears and Dr. Ono are independent in accordance with rules of the NASDAQ Stock Market.

Attendance

There were three meetings, exclusive of action by unanimous written consent, of the Board held during fiscal year 2013. During such year, each incumbent director attended at least 75% of the aggregate number of meetings of the Board. We did not have an annual meeting of stockholders for the year ended 2013. We encourage our directors to attend the annual meeting of stockholders.

There were no meetings, exclusive of action by unanimous written consent, of the Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee held during fiscal year 2013. The Company expects that each incumbent director will attend at least 75% of the aggregate number of meetings of each of the respective committees.

Code of Business Conduct and Ethics and Insider Trading Policy

In July 2014, our Board adopted a Code of Ethical Conduct and an Insider Trading Policy.

Executive Compensation

The following table sets forth all compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2013 and 2012. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2013.

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Nicholas J. Virca	2013	$120,000		—	—	—	—	—	—		$120,000
President, Chief Executive Officer and Director(1)	2012	—		—	—	—	—	—	—		—

Garrison J. Hasara	2013	$72,692		—	—	—	—	—	$3,890	(3)	$76,582
Chief Financial Officer and Treasurer(2)	2012	—		—	—	—	—	—	—		—

Richard J. Freer, Ph.D.	2013	$186,296	(5)	—	—	—	—	—	$29,912	(6)	$216,208
Former Chief Executive Officer(4)	2012	$18,984		—	—	—	—	—	$44,325	(7)	$63,309

(1)	Nicholas J. Virca was hired as Chief Executive Officer on August 1, 2013
(2)	Garrison J. Hasara was hired as Chief Financial Officer on August 1, 2013
(3)	Includes: $3,890 of health insurance premiums paid in 2013.
(4)	Richard J. Freer served as Chief Executive Officer until August 1, 2013
(5)	The compensation disclosed in this item is composed of accrued 2012 and 2011 compensation, as paid in 2013.
(6)	Includes: $28,100 in consulting services and $1,812 of health insurance premiums paid in 2013.
(7)	Includes: $44,325 in consulting services paid in 2012.

Outstanding equity awards

There were no outstanding unexercised options, unvested options or shares and equity incentive plan awards held by each of our named executive officers, as of December 31, 2013. All of the awards issued pursuant to the equity incentive plans of our predecessor, Commonwealth Biotechnologies, Inc., were canceled on July 16, 2013, which was 90 days subsequent to the effective date of our emergence from bankruptcy. For a discussion of our emergence from bankruptcy, please see a copy of our Annual Report on Form 10-K which has been included with this Information Statement.

In July 2014, our Board granted an aggregate of 23,541,738 restricted stock units under our 2014 Equity Incentive Plan, which plan is described below. Of this amount, Nicholas J. Virca and Garrison J. Hasara received 15,041,738 and 7,000,000 restricted stock units, respectively

2014 Equity Incentive Plan

In July 2014, our Board adopted our Plan, subject to approval by a majority of the holders of our Common Stock. On September 30, 2014, the Voting Stockholders acted by written consent to adopt and approve the Plan. For a detailed discussion of the Plan, please see below “Description of Stockholder Actions – Adoption of the 2014 Equity Incentive Plan.”

Option Exercises and Stock Vested

There were no options exercised by the executive officers during the year ended December 31, 2013.

Compensation of Directors

There was no compensation to directors during the year ended December 31, 2013. In July 2014, each of our directors other than Dr. O’Donnell were awarded 300,000 restricted stock units under our Plan. In addition, we plan on establishing a non-employee director remuneration policy, which may consist of customary cash and equity awards.

Employment Agreements

On June 24, 2014, Nicholas J. Virca, our President and Chief Executive Officer, entered into an employment agreement with us. Pursuant to his employment agreement, Mr. Virca will act as our President and Chief Executive Officer for a term of three (3) years from the effective date of the agreement. At the end of the three year term, the agreement will automatically renew for successive one year terms unless prior written notice is received from either party within 60 days prior to the end of the particular term. Mr. Virca will earn a base salary of $150,000 per year for services rendered. Such base salary will automatically increase to $250,000 per year upon achievement of certain funding goals as described in the employment agreement. Mr. Virca is also eligible for a bonus in cash or in kind of up to 50% of his base salary based upon his achievement of certain goals as established by the Board or a committee of the Board. In addition, in July 2014, Mr. Virca was awarded 15,041,738 restricted stock units from the Plan. Such restricted stock units will vest on the earlier to occur of September 3, 2016 and the receipt of written notice of acceptance by the relevant regulatory authority for the filing of a new drug application (“NDA”) by the Company relating to the patented formulation of the drug itraconazole, known as SUBATM-Itraconazole, in a particular dose formulation for the treatment of human patients with cancer via oral administration.

Mr. Virca’s employment agreement may be terminated with or without cause by us or for or without good reason by Mr. Virca. In the event that the employment agreement is terminated for cause by us or without good reason by Mr. Virca, Mr. Virca is entitled to receive all accrued but unpaid salary and bonus amounts. In the event that the employment agreement is terminated without cause by us or for good reason by Mr. Virca, Mr. Virca is entitled to all accrued but unpaid salary and bonus amounts plus a cash payment equal to six months of Mr. Virca’s base salary, provided that such payment will equal twelve months of Mr. Virca’s base salary if we have reached certain milestones. In the event that the employment agreement is terminated for good reason by Mr. Virca following a change of control, Mr. Virca is entitled to all accrued but unpaid salary and bonus amounts plus a cash payment equal to twelve months of Mr. Virca’s base salary, provided that such payment will equal eighteen months of Mr. Virca’s base salary if we have reached certain performance milestones. The employment agreement is also terminable upon death and disability and upon the terms as described in that certain Equity Holders Agreement between Hedgepath, LLC and Mayne Pharma described under “Certain Relationships and Related Party Transactions.” Mr. Virca may not compete against us or solicit employees or customers from us for a period of one (1) year after termination of his employment for any reason as described in his employment agreement.

On June 24, 2014, we and Frank E. O’Donnell, Jr., M.D., our Executive Chairman, entered into an Executive Chairman Agreement to memorialize the terms under which Dr. O’Donnell will continue to serve in such capacity and as a director of our Company. The Executive Chairman Agreement will continue until the date that Dr. O’Donnell is no longer serving as a member of our Board. For services rendered as Executive Chairman, Dr. O’Donnell is entitled to cash compensation of $43,200 per year, increasing to $72,000 per year upon achievement of the certain funding goals. Dr. O’Donnell is further entitled to an annual bonus in cash or in securities of our Company of up to 50% of Dr. O’Donnell’s annual fee. Dr. O’Donnell may not compete against us or solicit employees or customers from us for a period of one year after termination of the Executive Chairman Agreement as described in further detail in the same. The Executive Chairman Agreement may be terminated by either us or Dr. O’Donnell with 60 days’ written notice and upon the terms as described above in the Equity Holders Agreement. Upon termination, we will be required to pay Dr. O’Donnell all compensation and expenses that are owed to him as of the date of termination.

On September 4, 2014, we and Garrison Hasara, our Chief Financial Officer and Treasurer, entered into an employment agreement to memorialize the terms under which Mr. Hasara will continue to serve in such capacity. The employment agreement has a term through December 31, 2017. For services rendered, Mr. Hasara is entitled to cash compensation of $135,000 per year, increasing to $180,000 per year upon closing on a follow-on public offering. Mr. Hasara is further entitled to an annual bonus in cash or in securities of our Company of up to 50% of Mr. Hasara’s annual fee beginning with fiscal year 2015. In addition, Mr. Hasara was awarded 7,000,000 restricted stock units from the Plan. Such restricted stock units will vest on the earlier to occur of September 3, 2016 and the receipt of written notice of acceptance by the relevant regulatory authority for the filing of a NDA by the Company relating to the patented formulation of SUBATM-Itraconazole in a particular dose formulation for the treatment of human patients with cancer via oral administration.

Mr. Hasara’s employment agreement may be terminated with or without cause by us or for or without good reason by Mr. Hasara. In the event that the employment agreement is terminated for cause by us or without good reason by Mr. Hasara, Mr. Hasara is entitled to receive all accrued but unpaid salary and bonus amounts. In the event that the employment agreement is terminated without cause by us or for good reason by Mr. Hasara, Mr. Hasara is entitled to all accrued but unpaid salary and bonus amounts plus a cash payment equal to six months of Mr. Hasara’s base salary, provided that such payment will equal twelve months of Mr. Hasara’s base salary if we have reached certain milestones. In the event that the employment agreement is terminated for good reason by Mr. Hasara following a change of control, Mr. Hasara is entitled to all accrued but unpaid salary and bonus amounts plus a cash payment equal to twelve months of Mr. Hasara’s base salary. The employment agreement is also terminable upon death and disability. Mr. Hasara may not compete against us or solicit employees or customers from us for a period of one (1) year after termination of his employment for any reason as described in his employment agreement.

DESCRIPTION OF STOCKHOLDER ACTIONS – REVERSE SPLIT

Introduction

On July 18, 2014, at a meeting of our Board, the Board acted unanimously to adopt the Amendment to Article FOURTH of our Certificate of Incorporation effecting a Reverse Split of our issued and outstanding Common Stock (and, at the sole discretion of the Board, our authorized Common Stock) at a ratio of between one-for-five and one-for-twenty with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. On September 30, 2014, the Voting Stockholders, acting by written consent, approved the Amendment and the Reverse Split.

Effecting the Reverse Split requires that Article FOURTH of our Certificate of Incorporation be amended to include a reference to the Reverse Split. The Amendment, which will not be filed until at least twenty days following the date of this Information Statement, will be effective upon the filing of such Amendment to the Certificate of Incorporation in the form attached as Annex A with the Secretary of State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

A principal intent of the Reverse Split would be to make it more feasible for the Company to raise third party equity funding. Based on discussions with our advisors, we believe the Reverse Split would increase our chances of raising funding by: (i) increasing the price of our Common Stock to levels that might attract a broader audience of potential investors (as of September 30, 2014, the closing price of our Common Stock was $0.12) and (ii) lower our the number of our outstanding shares of Common Stock, resulting in a capitalization for our Company that might attract a broader audience of potential investors. A higher stock price could allow us, whether in connection with a financing or otherwise, to explore a potential listing on a more senior stock exchange such as the Nasdaq Capital Market or the NYSE MKT LLC.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. Another effect of the Reverse Split could be to decrease the number of shares of Common Stock and preferred stock authorized under the Certificate of Incorporation. The number of authorized shares of Common Stock and preferred stock could be decreased, at the sole discretion of the Board, by the same proportion as the outstanding shares of Common Stock. In no event will the number of authorized shares of Common Stock and preferred stock be decreased at a ratio that is different from the outstanding shares of Common Stock. At the time of the Reverse Split, the Board will determine whether both the authorized and outstanding shares will be effected by the Reverse Split or if only the outstanding shares of Common Stock will be effected by the Reverse Split.

The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 211,419,937 shares of Common Stock outstanding as of the Record Date. The table below also sets forth the number of shares of Common Stock and preferred stock that will be authorized for issuance pursuant to our Certificate of Incorporation before and after the Reverse Split, depending upon whether the Board elects to effect the Reverse Split on the authorized shares, based on 350,000,000 shares of Common Stock and preferred stock which are currently authorized.

	Prior to the Reverse Split	Assuming a one- for- five Reverse Split	Assuming a one- for- ten Reverse Split	Assuming a one -for- fifteen Reverse Split	Assuming a one-for- twenty Reverse Split
Aggregate Number of Shares of Common Stock Outstanding	211,419,937	42,283,987	21,141,994	14,094,663	10,570,997
Number of Shares of Common Stock and Preferred Stock Authorized – Following Reverse Split of the Same	350,000,000	70,000,000	35,000,000	23,333,333	17,500,000
Number of Shares of Common Stock and Preferred Stock Authorized – No Reverse Split of the Same	350,000,000	350,000,000	350,000,000	350,000,000	350,000,000

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance may decrease because the Reverse Split may not change the current authorized number of shares of Common Stock and preferred stock (350,000,000 shares). In the event that the Board elects not to effect the Reverse Split on the Company’s authorized shares, the remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the potentially newly available authorized shares that result from the Reverse Split for any purposes. The Board may determine that in order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, the number of authorized shares of Common Stock and preferred stock should be maintained at 350,000,000 shares. The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board’s primary objective in effecting the Reverse Split will be to enable the Board, if necessary or if the Board otherwise desires, to facilitate capital raising by the Company by attracting a broader audience of potential investors. Our Board believes that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

While we believe that we will likely implement the Reverse Split in connection with contemplated financing activities, we cannot assure you that the Board will ultimately determine to effect the Reverse Split or if effected, at what ratio it will be effected or that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to a factor of twenty. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This would have the disadvantage that the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Any time twenty calendar days following the date of this Information Statement, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. The Reverse Split will be effective as of the date of filing with the Secretary of State of Delaware (the “Effective Time”). Upon the filing of the Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 1,500 shares of our Common Stock, you would hold 300 shares of our Common Stock following the Reverse Split if the ratio is one-for-five or you would hold 75 shares of our Common Stock if the ratio is one-for-twenty.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one- for- five Reverse Split	Assuming a one- for- ten Reverse Split	Assuming a one- for- fifteen Reverse Split	Assuming a one-for- twenty Reverse Split
Warrants	20,501,138	4,100,228	2,050,114	1,366,743	1,025,057
Plan Awards	23,541,738	4,708,348	2,354,174	1,569,449	1,177,087

Effect on Registration and Stock Trading

We are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock. If the proposed Reverse Split is implemented and we continue to have our Common Stock quoted on the OTCQB, we expect that our stock will continue to be quoted under the symbol “HPPI.”

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 51 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare, Inc. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock (350,000,000 shares) and preferred stock (10,000,000 shares) may be decreased in proportion with the Reverse Split ratio. The Board will determine whether the authorized number of shares will be decreased along with the outstanding shares of Common Stock immediately prior to the Effective Time. In accordance with our Certificate of Incorporation and Delaware law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

Notwithstanding that our authorized shares will may be decreased in proportion with the Reverse Split ratio, the shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split may give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Relationship to Other Proposals

The Board does not anticipate effectuating the Reverse Split Proposal except in connection with a financing by the Company. However, the Board, in its sole discretion, reserves the right to effectuate the Reverse Split at any time if this proposal is approved even not in connection with an Exchange listing.

DESCRIPTION OF STOCKHOLDER ACTIONS – 2014 EQUITY INCENTIVE PLAN

Introduction

On July 18, 2014, at a meeting of our Board, the Board acted unanimously to adopt the Plan, subject to approval of the Company’s stockholders. On September 30, 2014, the Voting Stockholders approved the Plan.

The following summary of the material provisions of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached to this Information Statement as Annex B.

Purpose; Administration

The purpose of our Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The Plan will be administered by the compensation committee of our Board or by the full Board, which may determine, among other things, (a) the persons who are to receive awards, (b) the type or types of awards to be granted to such persons, (c) the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with the awards, (d) the terms and conditions of any awards, (e) whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of Common Stock, other securities, other awards or other property, or canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended, (f) whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other awards or other property and other amounts payable with respect to an award, (g) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan, (h) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the compensation committee deems appropriate for the proper administration of the Plan, (i) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and (j) make any other determination and take any other action that the compensation committee deems necessary or desirable for the administration of the Plan.

Shares Subject to the Incentive Plan

The Plan is comprised of approximately 32,583,475 shares (prior to the Reverse Split) of our Common Stock (ranking pari passu with our issued and outstanding Common Stock) to be available in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance awards and other customary equity incentives.

Eligibility

The Board, or a committee thereof, may grant options that are intended to qualify as incentive stock options, or ISOs, only to employees of the Company or an affiliate of the Company, and may grant all other awards to any eligible person, including employees, directors, consultants, advisors, or prospective employees, directors, officers, consultants or advisors who have accepted offers from the Company or an affiliate of the Company.

Types of Awards

Options. Options granted under the Plan provide recipients with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that are not intended to so qualify, referred to as nonqualified stock options (“Non-ISOs”). Section 422 of the Code provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).

Exercise Price for Options. The exercise price of ISOs and Non-ISOs may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the award (110% of fair market value for ISOs granted to employees who, on the grant date, own stock representing more than 10% of the combined voting power of all classes of stock of the Company).

Exercise of Options. To the extent exercisable in accordance with the agreement granting it (an Award Agreement”), an option may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Board has the discretion to accept payment of the exercise price in any of several forms (or combination of them), including: cash or cash equivalents, a full recourse promissory note, certain shares of Common Stock already owned by the recipient, cashless exercise under a program the Board approves and a “net exercise” arrangement. The term over which recipient may exercise options and stock appreciation rights (“SARs”) may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, on the grant date, own more than 10% of the combined voting power of all classes of stock of the Company).

Restricted Shares, Unrestricted Shares. Under the Plan, the Board may grant shares of Common Stock that are forfeitable until certain vesting requirements are met (“Restricted Shares”) and may grant shares of Common Stock as to which the recipient’s interest is immediately vested. For awards of Restricted Shares, the Board has discretion to determine the terms and conditions under which a recipient’s interests in such awards becomes vested.

Stock Appreciation Right. The Board is authorized to award SARs under the Plan. SARs will be subject to the terms and conditions established by the Board. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. SARs will be subject to terms established by the Board and reflected in the award agreement.

Restricted Stock Units. Under the Plan, the Board may award restricted stock units. Unless otherwise provided by the Board and specified in an award agreement, restricted stock units will vest after three years of service with the Company. The Board will determine the terms of such restricted stock units. Unless the Board determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the restricted stock units are to be earned, then any unvested restricted stock units will be forfeited. At the election of the Board, the participant will receive a number of shares of Common Stock equal to the number of restricted stock units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the restricted stock units are to be earned or at a later date selected by the Board.

Stock Bonus Award. The Board may grant awards of unrestricted shares of Common Stock or other awards denominated in shares of Common Stock, either alone or in tandem with other awards, under such terms and conditions as the Board may determine.

Performance Compensation Award. The Board may grant any award under the Plan in the form of a performance compensation award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Board.

Whenever shares of Common Stock are delivered pursuant to these awards, the terms of the applicable Award Agreement will provide whether the recipient will be entitled to receive additional shares of Common Stock equal to the sum of (i) any stock dividends that the Company’s stockholders received between the grant date of the award and issuance or release of the shares of Common Stock and/or (ii) a number of additional shares of Common Stock equal to the shares of Common Stock that the recipient could have purchased at fair market value on the payment date of any cash dividends for shares of Common Stock if the recipient had received such cash dividends between its grant date and its settlement date.

Income Tax Withholding

As a condition to the award, grant, issuance, vesting, purchase, exercise or transfer of any award, or shares issued pursuant to awards, the Plan requires the recipient to make arrangements satisfactory to the Board for the satisfaction of any federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent provided in the applicable award agreement, that permit transfers of Non-ISOs, Restricted Shares to certain family members or related trusts, or as otherwise by gift or domestic relations order.

Certain Corporate Transactions

The Plan provides that in the event of a change of control event, (i) all of the then outstanding options and stock appreciation rights granted pursuant to the Plan will immediately vest and become immediately exercisable as of a time prior to the change in control, (ii) any performance goal restrictions related to an award will expire as of a time prior to the change in control and (iii) any performance periods that relating to an award which have not yet expired on the date the change in control occurs will end on such date, and the compensation committee will (a) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (b) cause the relevant participant to receive partial or full payment of awards for each such performance period based upon the compensation committee’s determination of the degree of attainment of the performance goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the compensation committee.

Term of the Incentive Plan; Amendments or Termination

The term of the Plan is ten years from July 18, 2014, the date it was approved by the Board. In addition, subject to our Equity Holders Agreement, our Board may amend our Plan at any time. However, without stockholder approval, our Plan may not be amended in a manner that would:

•	increase the number of shares that may be issued under our Plan;

•	materially modify the requirements for eligibility for participation in our Plan;

•	materially increase the benefits to participants provided by our Plan; or

•	otherwise disqualify our Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Awards previously granted under our Plan may not be impaired or affected by any amendment of our Plan, without the consent of the affected grantees. Notwithstanding the foregoing, the Committee may amend the Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Tax Consequences

The following is a brief summary of certain tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

U.S. Federal Income Tax Consequences

Under the Code, we will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that recipients recognize pursuant to awards (subject to the recipient’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For recipients, the expected U.S. federal income tax consequences of awards are as follows:

Non-ISOs. A recipient will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the recipient will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of Common Stock issued to the recipient on the exercise date, over (b) the exercise price paid for the shares and the Company will be entitled to a tax deduction equal to the ordinary income so recognized. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs. A recipient will not recognize income upon the grant of an ISO. There are generally no tax consequences to the recipient upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of Common Stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If either of these holding period requirements is not met, then a “disqualifying disposition” occurs and (a) the recipient recognizes ordinary income gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and the Company will be entitled to a tax deduction equal to the ordinary income so recognized and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Restricted Shares. In general, a recipient will not recognize income at the time of grant of Restricted Shares unless the recipient elects with respect to Restricted Shares to accelerate income taxation to the date of the award. In this event, a recipient would recognize ordinary income equal to the excess of the fair market value of the Restricted Shares over any amount the recipient pays for them (in which case subsequent gain or loss would be capital in nature), and the Company would be entitled to a tax deduction equal to the amount of ordinary income so recognized. In the absence of an election to accelerate income taxation to the date of an award, a recipient must recognize ordinary income each time an award vests, equal to the fair market value portion of such award that vests on such vesting date, and the Company will be entitled to a tax deduction equal to the amount of ordinary income so recognized.

Unrestricted Shares. A recipient will recognize ordinary income at the time of grant of unrestricted shares in an amount equal to the excess of the fair market value of the unrestricted shares over any amount the recipient pays for them (in which case subsequent gain or loss will be capital in nature), and the Company will be entitled to a tax deduction equal to the amount of ordinary income so recognized.

Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code, and the recipient may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation. Recipients are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with awards (including any taxes arising under Section 409A of the Code), and the Company will not have any liability to any recipient for any such taxes. Nevertheless, the Plan authorizes the Board to make awards subject to such additional rules and requirements in order for them to comply with the requirements of Section 409A of the Code.

General Tax Law Considerations

The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning an award of options under the Plan and the disposition of shares issued thereunder in existence as of the date of this Information Statement. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Recipients in the Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an award or the underlying shares.

DESCRIPTION OF STOCKHOLDER ACTIONS – RATIFICATION OF AUDITORS

Introduction

On July 18, 2014, the Board appointed the firm of Cherry Bekaert LLP (the “Auditor”) to serve as the Company’s independent auditors for our fiscal year ending December 31, 2014. On September 30, 2014, the Voting Stockholders ratified the Auditor Appointment.

The Auditor has been our auditor since August 13, 2013. Prior to their appointment as the Auditor, PBMares, LLP (formerly known as Witt Mares, PLC, “PBM”) served as the Company’s independent registered public accounting firm. PBM served as the Company’s auditor for the fiscal years ended December 31, 2012 and 2011 until PBM was dismissed by the Board. During the years ended December 31, 2012 and 2011 and through the subsequent interim period to August 15, 2013, there were no (1) disagreements with PBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PBM, would have caused PBM to make reference to the subject matter of the disagreements in connection with its reports, and (2) reportable events. PBM’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that both reports stated there is substantial doubt about the Company’s ability to continue as a going concern on the financial statements of the Company for both the years ended December 31, 2012 and December 31, 2011.

During the years ended December 31, 2012 and 2011 and through the date hereof, neither the Company nor anyone acting on its behalf has consulted the Auditor with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event (each as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Fees

Audit Fees. The aggregate fees billed by the Auditor for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the year ended December 31, 2013 totaled $70,000. The aggregate fees billed by PBM for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the year ended December 31, 2012 totaled $75,320.

Audit-Related Fees. None.

Tax Fees. The aggregate fees billed by PBM for professional services rendered for tax compliance, for the year ended December 31, 2012 was $7,228. There were no fees billed or rendered for tax compliance, for the year ended December 31, 2013.

All Other Fees. None.

Our Board has determined that the services provided by the Auditor are compatible with maintaining the independence of the Auditor as our independent registered public accounting firm.

The Board has established pre-approval policies and procedures pursuant to which the Board approved the foregoing audit, tax and non-audit services provided by the Auditor in 2013. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the full Board. Fee estimates for these services are approved by the Chairman of the Board based on information provided by our management.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Hedgepath, LLC

August 2013 Contribution Agreement

As part of our bankruptcy reorganization plan, on August 13, 2013, we entered into the Contribution Agreement with Hedgepath, LLC, one of our principal stockholders, pursuant to which we acquired certain assets related to the our current business, and Hedgepath, LLC was issued the Series A Preferred Stock representing a 90% equity voting interest in our Company. Hedgepath, LLC is a private company. Black Robe Capital LLC, an entity managed by our executive chairman, Dr. O’Donnell, is also the manager of Hedgepath, LLC. Effectively, Dr. O’Donnell controls Hedgepath, LLC. Hedgepath, LLC is one of the two Voting Stockholders.

June 2014 Purchase Agreement

On the June 24, 2014 as a condition to the Mayne Purchase Agreement (as defined and described below), we entered into a Stock Purchase Agreement with Hedgepath, LLC. Pursuant to such agreement, Hedgepath, LLC purchased 20,000,000 shares of our Common Stock at a purchase price of $0.075 per share for an aggregate purchase price of $1,500,000. Such purchase price is payable as follows: (i) an advance payment of $125,000 made by Hedgepath, LLC on June 4, 2014 was deemed partial funding of the purchase price; (ii) a payment of $125,000 was made by Hedgepath, LLC on June 24, 2014; and (iii) the remaining $1,250,000 will be funded in monthly installments through December 31, 2014 pursuant to a promissory note issued by Hedgepath, LLC to us. Pursuant to the note, commencing on June 30, 2014 and ending on December 31, 2014, Hedgepath, LLC must make monthly payments to us in accordance with the terms and conditions of the note. We have the right, in our sole discretion, to request an advance payment of part or all of the principal of the note. The note bears no interest except upon an event of default in which case interest accrues at 18% per annum. In the event that Hedgepath, LLC defaults on part or all of the note, we have the right to declare by written notice that Hedgepath, LLC forfeit some or all of the 20,000,000 shares of Common Stock purchased as well as 17,646.98 shares of Series A Preferred Stock (or the Common Stock equivalent upon conversion thereof) held by Hedgepath, LLC as described further below.

Debt Forgiveness Agreement

On June 24, 2014, as a condition of closing of the Mayne Purchase Agreement, we entered into a Debt Forgiveness Agreement with Hedgepath, LLC pursuant to which Hedgepath, LLC waived, canceled and forgave payment from us of an aggregate of $639,767 of indebtedness previously advanced by Hedgepath, LLC to us in exchange for 2,530,227 shares of Common Stock, 71,635.981 shares of Series A Preferred Stock and a warrant to purchase 10,250,569 shares of Common Stock. The shares of Series A Preferred Stock converted into 82,156,842 shares of Common Stock on August 14, 2014. The warrant may be exercised by Hedgepath, LLC at an exercise price of $0.0878 per share at any time, from time to time, by Hedgepath, LLC prior to expiration on June 24, 2019.

Equity Holders Agreement

On June 24, 2014, in fulfillment of one of the conditions of the Mayne Purchase Agreement, we, Mayne Pharma Ventures Pty Ltd. (“Mayne Pharma”), Hedgepath, LLC, Dr. O’Donnell and Nicholas J. Virca, our President and Chief Executive Officer (who, for these purposes, we refer to collectively as the Equity Holder Parties) entered into an Equity Holders Agreement (which we refer to as the Equity Holders Agreement). The Equity Holders Agreement governs the rights and obligations of each of the parties as they pertain to our securities and to the present and future governance of our Company. Mayne Pharma is one of the two Voting Stockholders.

Pursuant to the Equity Holders Agreement:

•	Mayne Pharma and Hedgepath, LLC each agreed not to offer, pledge, sell, contract to sell, swap or enter into any other transfer arrangement any of their Company securities until June 24, 2015 (which we refer to as the Lock-Up Period) without prior written consent of the other Equity Holder Parties, except for in limited circumstances as described in the Equity Holders Agreement;

•	Mayne Pharma, Hedgepath, LLC, Mr. Virca and Dr. O’Donnell each agreed that during the Lock-Up Period none of them will own greater than 49.5% of our Common Stock on a fully-diluted basis (such ownership to include individual and affiliate ownership) and that after the Lock-Up Period and until August 14, 2019, each of the Equity Holder Parties will provide written notice to each of the other Equity Holder Parties if their ownership (together with affiliates) exceeds, or is going to exceed, 49.5%;

•	Mayne Pharma and its affiliates have been granted a right of first refusal to purchase a pro rata share of any new securities issued by us, such pro rata share to be determined based upon the number of shares of Common Stock held by Mayne Pharma on a fully diluted basis as compared to the number of shares of Common Stock outstanding immediately prior to the offering of the new securities on a fully diluted basis;

•	Mayne Pharma has been granted the right until June 24, 2016 to introduce accredited investors to us to participate in a private offering of our securities (with some exceptions as described in the Equity Holders Agreement). In the event that we contemplate a private offering of our securities, such accredited investors introduced by Mayne Pharma to have the right to participate in up to 50% of the private offering;

•	Mr. Virca agreed to lock-up his equity securities of our Company until the earlier of: (i) September 3, 2016, (ii) the receipt of written notice of acceptance for the filing of an NDA for the product licensed to us by Mayne Pharma, or, (iii) to the extent provided in an applicable award agreement, upon his death or disability;

•	Dr. O’Donnell and we agreed that Dr. O’Donnell is not entitled to receive any equity securities under our Plan until June 24, 2015;

•	we agreed not to amend the Plan in any way during the Lock-Up Period without written consent of Mayne Pharma;

•	The Equity Holder Parties agreed that all awards included in the initial issuance of securities from the Plan are subject to restriction on exercise until the earlier of: (i) September 3, 2016 and (ii) the receipt of written notice of acceptance for the filing of an NDA by us an NDA for the product licensed to us by Mayne Pharma, provided that any awards granted after June 24, 2014 are not subject to this restriction;

•	Mayne Pharma has the right to designate one director to the our Board and to designate a second director if the size of the Board is increased to seven directors until the earlier to occur of: (i) the date that the Amended and Restated Supply and License Agreement is terminated or expires, or (ii) the date on which the Mayne Pharma or its affiliates ceases to own ten percent (10%) or more of the issued and outstanding Common Stock on a fully diluted basis (which we call the Voting Rights Termination Date);

•	The Equity Holder Parties agree that, for as long as Mayne Pharma has the right to designate a director to our Board, all of the Equity Holder Parties will vote their shares in favor of appointing the Mayne Pharma candidate to the Board;

•	The Equity Holder Parties agree not to increase or decrease the size of our Board except with the unanimous consent of the Board until the Voting Rights Termination Date;

•	Until the Voting Rights Termination Date, the Equity Holder Parties agree that any replacement or removal of Mr. Virca requires the unanimous approval of the Board;

•	Until the Voting Rights Termination Date, the Equity Holder Parties agree that any replacement or removal of Dr. O’Donnell requires the approval of all of the members of the Board except for Dr. O’Donnell;

•	The Equity Holder Parties agree that the terms of our promissory note with Hedgepath, LLC cannot be amended without unanimous approval of all disinterested directors;

•	Mayne Pharma was granted a right of first refusal to purchase any shares of our Common Stock being transferred or sold by the individual account of Dr. O’Donnell or Mr. Virca except for certain exempt transfers as described in the Equity Holders Agreement;

•	The Equity Holder Parties agreed that if Hedgepath, LLC defaults under its promissory note with us, or breaches any provisions of such note, then we have the right to declare that approximately 6 million shares of Common Stock be forfeited and Mayne Pharma has the right to purchase such forfeited shares; and

•	The Equity Holder Parties agreed that if Hedgepath, LLC defaults under the its promissory note or breaches any provisions of such note, then Mayne Pharma has the right to demand the resignation of Dr. O’Donnell.

In addition to the foregoing, the Equity Holder Parties also agreed that we would seek to meet certain goals for the commercialization of our product and certain funding goals for our Company. In the event that we fail to achieve such goals, Mayne Pharma has the right to demand the resignation of Dr. O’Donnell and/or Mr. Virca from their positions with our Company. In the event that Dr. O’Donnell or Mr. Virca do not submit their resignations in a timely manner, Mayne Pharma can terminate the Amended and Restated Supply and License Agreement. Additionally, if the commercialization goals are not achieved, we have the right to declare that Hedgepath, LLC forfeit approximately 6 million shares of Common Stock.

If Dr. O’Donnell or Mr. Virca are required to resign pursuant to the Equity Holders Agreement, then, notwithstanding employment agreements with us, no severance, compensation, consideration or other payment will be due or payable in connection therewith and they will forfeit all then unvested options, warrants, restricted stock units, or other right to acquire shares of our Common Stock (or securities convertible into Common Stock) and will waive any claim to severance pay. Furthermore, upon such resignation or termination, Mayne Pharma will have the right to purchase by written notice to Dr. O’Donnell or Mr. Virca, as the case may be, all Company securities owned by them, including vested options, vested warrants, vested restricted stock units and the like individually held by them or otherwise transferred by either of them, as the case may be, at the fair market value (as such term is defined in the Equity Holders Agreement) as of the date of such resignation or termination.

The Equity Holders Agreement terminates (i) if we receive an adjudication of bankruptcy, we execute an assignment for the benefit of creditors, a receiver is appointed for us or we are voluntarily or involuntarily dissolved or (ii) if we, Hedgepath, LLC and Mayne Pharma expressly agree in writing. Additionally, certain limited provisions of the Equity Holders Agreement terminate at such time as the Mayne Pharma and its affiliates collectively own less than ten percent (10%) of our Common Stock on a fully diluted basis.

Mayne Pharma

Amended and Restated License and Supply Agreement

Pursuant to our Supply and License Agreement with Mayne Pharma, which was originally entered into on September 3, 2013 and amended and restated on June 24, 2014, Mayne Pharma is obligated to: (i) supply us with its patented formulation of SUBA-Itraconazole in a particular dose formulation for the treatment of human patients with cancer via oral administration (with the initial areas of investigation being prostate, lung and skin cancer) in the United States, (ii) provide us with an exclusive license to perform specified development activities and to commercialize SUBA-Itraconazole for the treatment of cancer via oral administration in the United States and (iii) participate in a joint development committee (or JDC) with us to clinically develop SUBA-Itraconazole for the treatment of cancer in the United States. The Supply and License Agreement may be terminated by Mayne Pharma if we fail to achieve regulatory approval to commercialize SUBA-Itraconazole in the U.S. by March 31, 2017, if we breach any provision of our June 2014 Equity Holders Agreement or Purchase Agreement with Mayne Pharma, if we materially breach the Supply and License Agreement and do not cure such breach within a specified time period, or if either party files for bankruptcy or insolvency proceedings.

On June 24, 2014, we and Mayne Pharma, along with Nicholas J. Virca, our President and Chief Executive Officer, Frank E. O’Donnell, Jr., M.D., our Executive Chairman, and Hedgepath, LLC consummated a series of related transactions to fulfill certain conditions of the Supply and License Agreement. In connection therewith, we and Mayne Pharma entered into an Amended and Restated Supply and License Agreement.

Securities Purchase Agreement with Mayne Pharma

On June 24, 2014, in fulfillment of one of the conditions under the Supply and License Agreement, we entered into a Securities Purchase Agreement with Mayne Pharma (which we refer to as the Mayne Purchase Agreement). Pursuant to the terms of the Mayne Purchase Agreement, we issued to Mayne Pharma (i) 258,363.280 shares of our Series A Preferred Stock, and (ii) a warrant to purchase 10,250,569 shares of our Common Stock. The shares of Series A Preferred Stock converted into 87,843,897 shares of Common Stock on August 14, 2014. Such warrant has an exercise price of $0.0878 per share and may be exercised at any time, from time to time, by Mayne Pharma prior to the expiration on June 24, 2019. As a result of the Mayne Purchase Agreement, Mayne Pharma owns approximately 40% of our equity securities on a fully diluted basis.

DESCRIPTION OF SECURITIES

General

Our Certificate of Incorporation authorizes the issuance of up to 350,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, we had 211,419,937 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. All share amounts listed in this section do not take into account any potential impact of a Reverse Split.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our amended and restated bylaws; provided, however, that no such change to any bylaw may alter, modify, waive, abrogate or diminish the our obligation to provide the indemnity called for by Article 10 thereunder. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our Board, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. No shares of preferred stock are currently issued or outstanding as all were converted into shares of Common Stock as of August 14, 2014. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. We may issue some or all of the preferred stock to effect a business transaction. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us.

Warrants

As of the date of this prospectus, warrants to purchase 20,501,138 shares of Common Stock were issued and outstanding. The warrants, issued in the amount of 10,250,569 to each of HPLLC and Mayne Pharma on June 24, 2014, have a term of 5 years and an exercise price of $0.878.

Delaware Anti-Takeover Law and Provisions of Certificate of Incorporation and By-Laws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the Board of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and amended and restated bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Amended and Restated Bylaws

On July 18, 2014, our Board approved and adopted our amended and restated bylaws. Provisions of our amended and restated bylaws and our certificate of incorporation may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, our certificate of incorporation and amended and restated bylaws:

•	permit our Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies on our Board, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election;

•	provide that special meetings of stockholders may only be called by our Chairman and/or President, our Board or a super-majority (66 2/3%) of our stockholders; and

•	provide that only a super-majority of our stockholders (66 2/3%) may amend our amended and restated bylaws.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and any reports prior to or subsequent to that date.

These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website,

http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606.

Deadline for Submission of Stockholder Proposals for 2015 Annual Meeting of Stockholders

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2015 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act. Such proposals must be received by the Company at its offices at 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606 within a reasonable time before the Company begins to print and send its proxy materials. The Company will provide greater clarity of this deadline in one of the Company’s future quarterly reports.

Stockholders may present proposals intended for inclusion in our proxy statement for our 2015 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s Bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2015 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Nicholas J. Virca. Mr. Virca will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: Chief Executive Officer

Annex A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

HEDGEPATH PHARMACEUTICALS, INC.

The undersigned, for the purposes of amending the Certificate of Incorporation of HedgePath Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141 of the DCGL by unanimous written consent of the Board on July 18, 2014, a resolution proposing and declaring advisable the following amendment to be added following the first sentence of Article FOURTH of the Certificate of Incorporation of said Corporation:

“Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”) [each share of the Common Stock that is authorized and] each share of the Common Stock that is issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [            ] shares of [authorized and] issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders’ old stock certificate. No stockholders will receive cash in lieu of fractional shares.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at an annual meeting of said Corporation’s stockholders duly called and held upon notice in accordance with Section 222 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this      day of                     ,             .

HEDGEPATH PHARMACEUTICALS, INC.

By:
Name: Nicholas J. Virca
Title: President and Chief Executive Officer

A-1

Annex B

HEDGEPATH PHARMACEUTICALS, INC.

2014 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the HedgePath Pharmaceuticals, Inc. 2014 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award and Performance Compensation Award granted under this Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein): (A) the repeated and demonstrated failure of the Participant to carry out the reasonable instructions of the Board or the Participant’s direct report in all material respects, provided such instructions reasonably relate to and are not inconsistent with the Participant’s position and standing, which such conduct is not cured within fifteen (15) days after receipt of written notice thereof by the Participant from the Company; (B) the breach by the Participant of any of the terms or provisions any agreement between the Participant, on the one hand, and the Company, on the other hand, on the part of the Participant to be observed or performed, which failure or breach is not cured within fifteen (15) days after receipt of written notice thereof by the Executive from the Company; (C) the Participant’s knowing and willful neglect or refusal for any reason to attend to the Participant’s material duties and responsibilities with the Company, which such conduct is not cured within fifteen (15) days after receipt of written notice thereof by the Participant from the Company; (D) any criminal liability of the Company which was substantially caused by the conduct of the Participant; or (E) the Participant’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of an act of fraud, embezzlement or willful breach of fiduciary duty to the Company, or any crime constituting a felony. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities.

(ii) The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or

(iii) The consummation of any of the following events:

(A) A merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; provided, however, that to the extent necessary to comply with Section 409A of the Code, the occurrence of an event described in this subsection (B) shall not permit the settlement of Restricted Stock Units granted under this Plan; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).

(h) “Closing Price” means (A) during such time as the Common Shares are registered under Section 12 of the Exchange Act, the closing price of the Common Shares as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Shares shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Shares, or (B) during any such time as the Common Shares are not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Shares in the over-the-counter market on the day for which such value is to be determined, as reported by the Financial Industry Regulatory Authority, Inc., or (C) during any such time as the Common Shares cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Committee considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(k) “Common Shares” means the common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(l) “Company” means HedgePath Pharmaceuticals, Inc., a Delaware corporation, together with its successors and assigns.

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n) “Disability” means a “permanent and total” disability incurred by a Participant while in the employ of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(o) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p) “EHA” means that certain Equity Holders Agreement, dated June 24, 2014, by and among Mayne Pharma Ventures Pty Ltd, Hedgepath LLC, the Company, Frank E. O’Donnell, Jr., M.D., and Nicholas J. Virca.

(q) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(r) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(s) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(t) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(u) “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares (A) are listed on a national securities exchange or (B) are not listed on a national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system, on a last sale basis, the average selling price of the Common Shares reported on such national securities exchange or other inter-dealer quotation system, determined as the arithmetic mean of such selling prices over the thirty (30)-Business Day period preceding the Date of Grant, weighted based on the volume of trading of such Common Shares on each trading day during such period; or (ii) if the Common Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Shares.

(v) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(w) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(y) “Intellectual Property Products” shall have the meaning set forth in Section 15(c) of this Plan.

(z) “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a withholding obligation of the Participant.

(aa) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(bb) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(cc) “Option” means an Award granted under Section 7 of this Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(ee) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(ff) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(hh) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(ii) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(jj) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(nn) “Person” has the meaning given such term in the definition of “Change in Control.”

(oo) “Plan” means this HedgePath Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended from time to time.

(pp) “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is good standing with the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and (B) that at the time of such voluntary termination, the sum of: (1) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (2) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than 5 years).

(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(ss) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(tt) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(ww) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(xx) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(yy) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Outstanding Company Voting Securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(zz) “Substitute Award” has the meaning given such term in Section 5(e).

(aaa) “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date, but no Award shall be exercised or paid (or, in the case of a stock Award, shall be granted unless contingent on stockholder approval) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months after the date this Plan is adopted by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the

Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Subject to Sections 3, 11 and 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of THIRTY-TWO MILLION FIVE HUNDRED EIGHTY THREE THOUSAND FOUR HUNDRED SEVENTY-FIVE (32,583,475) Common Shares. Each Common Share subject to an Option or a Stock Appreciation Right will reduce the number of Common Shares available for issuance by one share, and each Common Share underlying an Award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards and Performance Compensation Awards will reduce the number of Common Shares available for issuance by 1.15 shares.

(c) Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax obligations of the Participant; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7. Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement:

(i) an Option shall vest and become exercisable with respect to 100% of the Common Shares subject to such Option on the third (3rd) anniversary of the Date of Grant;

(ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period;

(B) for directors, officers and employees of the Company only, for the remainder of the Option Period following termination of employment or service by reason of such Participant’s Retirement (it being understood that any Incentive Stock Option held by the Participant shall be treated as a Nonqualified Stock Option if exercise is not undertaken within 90 days of the date of Retirement);

(C) 90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iii) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Closing Price at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and are Mature Shares and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Closing Price equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley

Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement. Any Option granted under this Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement:

(i) a SAR shall vest and become exercisable with respect to 100% of the Common Shares subject to such SAR on the third anniversary of the Date of Grant;

(ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SARPeriod;

(B) for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;

(C) 90 calendar days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(iii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Closing Price exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Closing Price of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at fair market value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

(b) Restricted Accounts; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units on the third (3rd) anniversary of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Closing Price equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock

Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A of the Code, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Closing Price of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury

Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the fair market value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of this Plan to the contrary, with respect to all or any portion of a particular outstanding Award or Awards:

(a) all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b) the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

14. Amendments and Termination.

(a) Amendment and Termination of this Plan. Subject to the terms of the EHA, the Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Employee in Section 2, Section 5(b), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(c) Amendment of Award Agreements. Subject to the terms of the EHA, the Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided, however that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; and, provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of this Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash or take any action that would have the effect of treating such Award as a new Award for tax or accounting purposes and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15. General.

(a) Award Agreements. Each Award under this Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b) Nontransferability; Trading Restrictions.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award agreement.

(iv) The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate fair market value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of this Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment.

(v) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

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As adopted by the Board of Directors of HedgePath Pharmaceuticals, Inc. on July 18, 2014.